                                                                     EXHIBIT 2.5

                              ARTICLES OF MERGER
                                   TO MERGE
                       REPAK SURGICAL ENTERPRISES, INC.
                                     INTO
                          SRI/SURGICAL EXPRESS, INC.

     REPAK SURGICAL ENTERPRISES, INC. ("Repak"), an Ohio corporation, and SRI/SURGICAL EXPRESS, INC. (successor-in-name to STERILE RECOVERIES, INC.) ("SRI"), a Florida corporation, execute the following Articles of Merger pursuant to section 607.1105 of the Florida Business Corporation Act, Chapter 607, Florida Statutes (the "Florida Business Corporation Act") and section
     ----------------
1701.80, Ohio Statutes, to effectuate a merger of Repak with and into SRI (the "Merger"):

                                   ARTICLE I
                                 PLAN OF MERGER
                                 --------------

     The plan of merger of Repak into SRI (the "Plan of Merger") is as follows:

     1.1  Parties to Merger; Outstanding Shares of Repak.  The parties to the
          ----------------------------------------------
Merger are Repak and SRI (together the "Companies"). Repak is a wholly-owned subsidiary of SRI, and SRI owns 600 shares of Repak's common stock, which 600 shares constitute all of the issued and outstanding stock of Repak.

     1.2  The Merger.  Subject to the terms and conditions of this Plan of
          ----------
Merger and in accordance with the Florida Business Corporation Act and the corporate laws of the State of Ohio, which permit this Plan of Merger, Repak will be merged with and into SRI as of the Effective Time of the Merger specified in Article II below.

     1.3  Cancellation of Shares.  As of the Effective Time, all the issued
          ----------------------
shares of common stock of Repak ("Repak Stock") that are owned of record by SRI will be retired and cancelled pursuant to the Merger, without any action by SRI or Repak, and no shares of capital stock of SRI will be issuable with respect to the shares of Repak Stock that are retired and cancelled. The issued shares of common stock of SRI will not be converted or otherwise affected as a result of the Merger.

     1.4  Effects of Merger.  The Merger will have the legal effects prescribed
          -----------------
by section 607.1106 and section 607.1107 of the Florida Business Corporation Act and section 1701.82, Ohio Statutes. For federal income tax purposes, the Merger is intended to qualify as a tax-free reorganization pursuant to section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

     1.5  Bylaws and Articles of Incorporation.  No changes in the Bylaws and
          ------------------------------------
Articles of Incorporation of SRI will be effected by the Merger. The Articles of Incorporation and Bylaws of SRI as in effect as of the Effective Time will continue in full force and effect until otherwise altered, amended, or repealed in accordance with their respective provisions and applicable law.

     1.6  Directors and Officers.  The directors and officers of SRI in office
          ----------------------
at the Effective Time will continue to be the directors and officers of SRI following the Merger, until their respective successors are duly elected and qualified in accordance with the Florida Business Corporation Act and SRI's Bylaws and Articles of Incorporation or until their earlier death, resignation, or removal from office.

     1.7  Further Assurances.  At any time and from time to time after the
          ------------------
Effective Time, at the request of SRI or any assignee or successor of it, the officers and directors of Repak last in office shall execute and deliver to SRI any new, additional, or confirmatory deed, agreement, instrument, or other document, and take or cause to be taken all further action, as is necessary or appropriate to vest, record, confirm, perfect, or otherwise establish SRI's right, title, and interest in and to all rights, powers, property, franchises, immunities, and privileges of Repak or to otherwise carry into effect the intent and purposes of this Plan of Merger.

     1.8  Amendment. A waiver, amendment, modification, or termination of this
          ---------
Plan of Merger or any provision of it will be valid and effective only if approved by the Board of Directors of SRI.

                                   ARTICLE II
                            EFFECTIVE DATE OF MERGER
                            ------------------------

     The Merger will become effective (the "Effective Time") as of the later of
(a) the date and time when these Articles of Merger are filed with the Secretary of State of Florida or (b) the date and time when these Articles of Merger are filed with the Secretary of State of Ohio.

                                  ARTICLE III
                     APPROVAL OF MERGER AND PLAN OF MERGER
                     -------------------------------------

     The Merger and Plan of Merger were adopted by the Board of Directors of SRI, as the sole shareholder of Repak, on December 12, 2000. SRI has waived any statutory requirement that a copy of the Plan of Merger be mailed to it. Each undersigned individual is authorized to execute these Articles of Merger.

                                   ARTICLE IV
              REGISTERED AGENT; AUTHORIZATION TO TRANSACT BUSINESS
              ----------------------------------------------------

     SRI's registered agent in the State of Florida is Richard T. Isel, 28100 US Highway 19 North, Suite 201, Clearwater, Florida 33761.

     SRI is authorized to transact business in the State of Ohio as a foreign corporation, and SRI's statutory agent in the State of Ohio is Michael Vell, 7086 Industrial Row Road, Mason, Ohio 45040.

                           [Signature page to follow]

                      SIGNATURE PAGE TO ARTICLES OF MERGER
                      ------------------------------------

Executed:  January  3rd, 2001 in Clearwater, Florida.

                                  REPAK SURGICAL ENTERPRISES, INC.


                                  By: /s/ James T. Boosales
                                     -------------------------------------------
                                     James T. Boosales, Executive Vice President

                                  SRI/SURGICAL EXPRESS, INC.


                                  By: /s/ James T. Boosales
                                     -------------------------------------------
                                     James T. Boosales, Executive Vice President


STATE OF FLORIDA
COUNTY OF PINELLAS

     The foregoing Articles of Merger were acknowledged before me on January 3rd, 2001, by James T. Boosales, as Executive Vice President of REPAK SURGICAL ENTERPRISES, INC., an Ohio corporation, on behalf of the corporation. He is personally known to me or produced ___________________ as identification.


                                             /s/
                                             -----------------------------------
                                             Notary Public

                                             ___________________________________
                                             (Print, Type or Stamp Name)

                                             My Commission Expires:


STATE OF FLORIDA
COUNTY OF PINELLAS

     The foregoing Articles of Merger were acknowledged before me on January 3rd, 2001, by James T. Boosales, as Executive Vice President of SRI/SURGICAL EXPRESS, INC. (successor-in-name to STERILE RECOVERIES, INC.), a Florida corporation, on behalf of the corporation. He is personally known to me or produced _________________ as identification.


                                             /s/
                                             -----------------------------------
                                             Notary Public

                                             ___________________________________
                                             (Print, Type or Stamp Name)

                                             My Commission Expires:

                                      -3-